Exhibit 99.(11)

Skadden, Arps, Slate, Meagher & Flom llp 320 S. Canal Street Chicago, Illinois 60606 TEL: (312) 407-0700 FAX: (312) 407-0411 www.skadden.com June 13, 2025

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New FS Specialty Lending Fund 201 Rouse Boulevard Philadelphia, Pennsylvania 19112

RE:	New FS Specialty Lending Fund Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as special United States counsel to New FS Specialty Lending Fund, a Delaware statutory trust (the “Fund”), in connection with the Registration Statement on Form N-14 (File No. 333-286859) (as amended, the “Registration Statement”) filed by the Fund with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) on April 30, 2025. The Registration Statement relates to the registration under the Securities Act of the issuance of common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), of the Fund to be distributed to shareholders of FS Specialty Lending Fund, a Delaware statutory trust (“FSSL”), in connection with the merger of FSSL with and into the Fund (the “Merger”), with the Fund surviving the Merger, pursuant to the Delaware Statutory Trust Act (the “DSTA”) and that certain Agreement and Plan of Reorganization (the “Merger Agreement”), between FSSL and the Fund, dated as of April 22, 2025.

This opinion is delivered in accordance with the requirements of Item 16 of Form N-14 under the Securities Act.

New FS Specialty Lending Fund

June 13, 2025

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a)            the notification of registration on Form N-8A (File No. 811-24080) of the Fund filed with the Commission under the Investment Company Act of 1940 Act (the “1940 Act”) on April 30, 2025;

(b)            the Registration Statement, as proposed to be amended by Pre-Effective Amendment No. 1 thereto to be filed with the Commission on the date hereof;

(c)            an executed copy of a certificate of Katheryn Van Scoy, Secretary of the Fund, dated the date hereof;

(d)            a copy of the Fund’s Certificate of Trust (the “Certificate of Trust”), certified by the Secretary of State of the State of Delaware as of June 13, 2025, and certified pursuant to the Secretary’s Certificate;

(e)            a copy of the Amended and Restated Agreement and Declaration of Trust of the Fund, dated as of April 22, 2025, certified pursuant to the Secretary’s Certificate (the “Declaration of Trust”);

(f)             a copy of the Bylaws of the Fund, as in effect as of the date hereof, certified pursuant to the Secretary’s Certificate (the “Bylaws” and, together with the Certificate of Trust and the Declaration of Trust, the “Governing Documents”);

(g)            a copy of certain resolutions of the Board of Trustees of the Fund, adopted on April 22, 2025, relating to the authorization of the issuance of the Common Shares, certified pursuant to the Secretary’s Certificate; and

(h)            a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Fund’s existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Fund and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Fund and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

New FS Specialty Lending Fund

June 13, 2025

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Fund, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties and the enforceability thereof against such parties.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Fund and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Merger Agreement. In rendering the opinions stated herein, we have also assumed that (i) when issued in book-entry form, an appropriate account statement evidencing the Common Shares credited to the recipient’s account maintained with such transfer agent and registrar has been issued by such transfer agent and (ii) the issuance of the Common Shares will be properly recorded in the share registry of the Fund.

We do not express any opinion with respect to the laws of any jurisdiction other than the DSTA.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the issuance of Common Shares has been duly authorized by all requisite statutory trust action on the part of the Fund under the DSTA, and when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) shareholders of FSSL have approved the transaction covered by the Registration Statement, (iii) the Merger has been consummated in accordance with the Merger Agreement, (iv) the Common Shares have been issued and delivered in accordance with the terms of the Merger Agreement as described in the Registration Statement and, (v) shareholders’ accounts have been duly credited, the Common Shares will be validly issued, fully paid and nonassessable.

New FS Specialty Lending Fund

June 13, 2025

In addition, in rendering the foregoing opinion, we have assumed that:

(a) the Governing Documents constitute the only governing instruments, as defined in the DSTA, of the Fund;

(b) the Fund has, and since the time of its formation has had, at least one validly admitted and existing trustee;

(c) the Fund’s issuance of the Common Shares does not and will not (i) except to the extent expressly stated in the opinions contained herein, violate any statute to which the Fund or such issuance is subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Fund (except that we do not make this assumption with respect to the Governing Documents or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part C of the Registration Statement, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Fund contained in such agreements or instruments); and

(d) the Fund’s authorized capital stock is as set forth in the Declaration of Trust, and we have relied solely on the copy thereof certified pursuant to the Secretary’s Certificate and have not made any other inquiries or investigations.

New FS Specialty Lending Fund

June 13, 2025

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the joint proxy statement/prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

KTH